Exhibit 99.5

DETACH HERE

PROXY

GENOME THERAPEUTICS CORP.

SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN M. RAUSCHER and STEPHEN COHEN or either of them, proxies with power of substitution to each, to vote at the Special Meeting of Stockholders of Genome Therapeutics Corp., to be held on February 2, 2004, at Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts at 1:00 p.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $0.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GENOME THERAPEUTICS CORP.

C/O EQUISERVE TRUST COMPANY, N.A.

PO BOX 43010

PROVIDENCE, RHODE ISLAND 02940-3010

Please mark votes as in this example.                 ☒

The Board of Directors of Genome recommends a vote FOR Proposal Nos. 1, 2 and 3. This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no contrary direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

1.	To issue 28,571,405 shares of Genome common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 17, 2003, among Genome Therapeutics Corp., Guardian Acquisition, Inc., a wholly-owned subsidiary of Genome Therapeutics Corp., GeneSoft Pharmaceuticals, Inc., and Luke Evnin, as the representative of the Genesoft stockholders and to issue shares of Genome common stock upon the potential conversion of the convertible notes of Genome, in an aggregate principal amount of $22,309,647, to be exchanged for Genesoft promissory notes in connection with the merger.	☐ For	☐ Against	☐ Abstain

2.	To amend the Articles of Organization to increase the number of shares of Genome common stock the company is authorized to issue from 50,000,000 to 175,000,000.	☐ For	☐ Against	☐ Abstain

3.	Subject to approval of proposal 1 above, to authorize the Genome board of directors, in light of the limitations imposed by the rules of the Nasdaq Stock Market with respect to the issuance of shares without prior stockholder approval, to issue, in the three month period commencing with the date of the approval of this proposal, in connection with one or more capital raising transactions to finance the combined company, up to 20,000,000 shares of Genome common stock (including pursuant to options, warrants, convertible debt or other securities convertible into common stock), upon such terms as the board of directors shall deem to be in the best interests of Genome, for an aggregate consideration of not more than $50,000,000 and at a price not less than 75% of the market price of Genome common stock at the time of issuance, including issuances of shares to Genome’s officers or directors or their affiliates, so long as, in the case of any such issuances of shares to officers or directors or their affiliates, the price and other terms of the transactions are approved by Genome’s audit committee or another committee comprised entirely of independent members of Genome’s board of directors who do not purchase securities in the transactions.	☐ For	☐ Against	☐ Abstain

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

PLEASE SIGN AND DATE

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as an executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature:                                                          Date:                   Signature:                                                          Date:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.